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                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                     OPTIMA MEDICAL GROUP OF HIALEAH, INC.
                            (a Florida corporation)

                                      AND

                    OPTIMA MEDICAL GROUP OF NO. MIAMI, INC.
                            (a Florida corporation)

                                      AND

                          COORDINATED HEALTHCARE, INC.
                            (a Florida corporation)

     Agreement and Plan of Merger dated October 16, 1995 between Optima Medical Group of Hialeah, Inc., a Florida corporation ("Optima Hialeah"), a Florida corporation ("Optima Hialeah"), Optima Medical Group of No. Miami, Inc., a Florida corporation ("Optima No. Miami"), and Coordinated HealthCare, Inc., a Florida corporation ("Coordinated").

                                   AGREEMENT

     In consideration of the mutual covenants set forth in this Agreement, the parties agree as follows:

     1. In accordance with the provisions of this Agreement and the Florida Business Corporation Act, at the Effective Time (as defined below), Optima Hialeah and Optima No. Miami shall be merged with and into Coordinated (the "Merger"), the separate and corporate existence of each of Optima Hialeah and Optima No. Miami shall cease, and Coordinated (the "Surviving Corporation") shall continue its corporate existence pursuant to the laws of Florida under its present name. (Optima Hialeah, Optima No. Miami and Coordinated are collectively referred to as the "Constituent Corporation.")

     2. The Merger shall become effective as of the date on which the articles of merger are filed with the Secretary of State of Florida (the "Effective Time").

     3. The Surviving Corporation shall possess and retain every interest in all assets and property of every description. The rights, privileges, immunities, powers, franchises and authority, of a public as well as private nature of each of the Constituent Corporations shall be vested in the Surviving Corporation without further act or deed. The title to and any interest in all real estate vested in any of the Constituent Corporations shall not revert or in any way be impaired by reason of the Merger.
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     4.   All obligations belonging to or due to each of the Constituent
Corporations shall be vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall be liable for all of the obligations of each of the Constituent Corporations existing as of the Effective Time.

     5. At the Effective Time, by virtue of the Merger and without any action on the part of the parties or otherwise:

          (a) each issued and outstanding share of the capital stock of Optima Hialeah and Optima No. Miami shall be canceled, and each of the shareholders of Optima Hialeah and Optima No. Miami shall receive an aggregate of 19 shares of Coordinated capital stock; and

          (b) each issued and outstanding share of the capital stock of Coordinated shall remain issued and outstanding.

     6. The articles of incorporation of Coordinated in effect immediately prior to the Effective Time shall continue without change and be the articles of incorporation of the Surviving Corporation.

     7. This document may be executed in one or more counterparts, a complete set of which shall constitute one original.


                     OPTIMA MEDICAL GROUP OF HIALEAH, INC.

Attested By: /s/ Alfredo Taule               By: /s/ Alfredo Taule
             ---------------------------         -------------------------------
             Alfredo E. Taule                    Alfredo E. Taule
               Secretary                           President


                  OPTIMA MEDICAL GROUP OF NO. MIAMI, INC.

Attested By: /s/ Alfredo Taule               By: /s/ Alfredo Taule
             ---------------------------         -------------------------------
             Alfredo E. Taule                    Alfredo E. Taule
               Secretary                           President


                         COORDINATED HEALTHCARE, INC.

Attested By: /s/ Thomas J. Taule             By: /s/ Thomas J. Taule
             ---------------------------         -------------------------------
             Thomas J. Taule                     Thomas J. Taule
               Secretary                           President

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